Exhibit 10.1

FORM

OF

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Agreement”) is dated as of September     , 2004, by and among New Century Financial Corporation, a Delaware corporation to be renamed “New Century TRS Holdings, Inc.” (the “Company”), New Century REIT, Inc., a Maryland corporation to be renamed “New Century Financial Corporation” (“New Century REIT”), and                      (“Executive”).

WHEREAS, Executive and the Company are currently parties to an Employment Agreement effective as of January 1, 2004 (the “Employment Agreement”).

WHEREAS, the Company, New Century REIT and NC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of New Century REIT (“Merger Sub”), have entered into that certain Agreement and Plan of Merger dated as of April 21, 2004 (the “Merger Agreement”), pursuant to which (i) Merger Sub will merge with and into the Company (the “Merger”), with the Company as the surviving corporation in the Merger, (ii) each share of common stock of the Company will be converted into one share of common stock of New Century REIT, (iii) New Century REIT will become a parent of, and succeed to substantially all of the business of, the Company, (iv) the Company will change its name to “New Century TRS Holdings, Inc.” and (v) New Century REIT will change its name to “New Century Financial Corporation.”

WHEREAS, in accordance with Section 5.1 of the Employment Agreement, the Company shall require any successor or assign to all or substantially all of the business and/or assets of the Company to assume and agree to perform the Employment Agreement in the same manner and to the same extent that the Company would be required to perform under the Employment Agreement if no such succession or assignment had taken place.

WHEREAS, the Company desires to assign, and New Century REIT desires to assume to perform, all of the rights, duties and obligations of the Company under the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

AMENDMENT

1.1 Assignment and Assumption. At the Effective Time (as such term is defined in the Merger Agreement), the Company agrees to assign all of its rights, duties and obligations under the Employment Agreement to New Century REIT and New Century REIT expressly, absolutely and unconditionally agrees to assume the same and to perform the Employment Agreement in the same manner and to the same extent that the Company would be required to perform under the Employment Agreement if the Merger did not take place, including, without limitation, the indemnification obligations thereunder.

1.2 Amendment of Definition. As of and from the Effective Time, the definition of “Company” in the Employment Agreement shall be amended to mean “New Century Financial Corporation, a Maryland corporation formerly known as “New Century REIT, Inc.””

ARTICLE II

GENERAL PROVISIONS

2.1 Full Force and Effect. Except to the extent provided by this Agreement, the Employment Agreement, and all of its terms, remain in full force and effect, and all references to the Employment Agreement shall be deemed to mean the Employment Agreement as modified pursuant hereto. Notwithstanding an earlier execution date, the terms of Article I of this Employment Agreement shall not become operative unless and until the Effective Time in accordance with the terms and conditions of the Merger Agreement. In the event that the Merger is not consummated, Article I of this Agreement shall be null and void and of no force or effect.

2.2 Further Assurances. Subject to the terms and conditions of this Agreement, the parties hereto agree to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable law to make effective the provisions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing.

2.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the principles of conflict of laws.

2.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NEW CENTURY REIT, INC.

By:
Name:
Title:

NEW CENTURY FINANCIAL CORPORATION

By:
Name:
Title:

EXECUTIVE